Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	Brad G. O’Connor	Jeffrey T. O’Keefe
	Chief Financial Officer & Treasurer	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS FISCAL 2023 FOURTH QUARTER AND FULL YEAR RESULTS

$121 million of Quarterly Pretax Income Best in More Than 16 Years

Net Contracts per Community Increased 66% Year-Over-Year

Book Value Rose 80% Year-Over-Year to $73 per Share

Refinanced Over $600 Million of Secured Debt, Extending Maturities Until the Fourth Quarters of 2028 and 2029, Including $114 Million of Bond Redemptions that Occurred after the Quarter End

Total Liquidity Climbed to $564 Million, the Highest in More Than 14 Years

Provided Guidance for a Significant Year-Over-Year Profit Increase in the First Quarter

MATAWAN, NJ, December 5, 2023 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fiscal fourth quarter and year ended October 31, 2023.

RESULTS FOR THE THREE-MONTHS AND FULL YEAR ENDED OCTOBER 31, 2023:

●

Total revenues were $887.0 million (including 1,517 deliveries) in the fourth quarter of fiscal 2023, compared with $886.8 million (including 1,599 deliveries) in the same quarter of the prior year. For the year ended October 31, 2023, total revenues were $2.76 billion (including 4,878 deliveries) compared with $2.92 billion (including 5,538 deliveries) in fiscal 2022.

●

Domestic unconsolidated joint venture deliveries for the fourth quarter of 2023 increased 8.9% to 196 homes compared with 180 homes for the three months ended October 31, 2022. Domestic unconsolidated joint venture deliveries for fiscal 2023 increased 7.8% to 595 homes from 552 homes in fiscal 2022. Additionally, deliveries of homes through our unconsolidated joint venture in the Kingdom of Saudi Arabia contributed $9.4 million of income from unconsolidated joint ventures for the quarter.

●

Homebuilding gross margin percentage, after cost of sales interest expense and land charges, was 21.4% for the three months ended October 31, 2023, compared with 19.6% during the fourth quarter a year ago. In fiscal 2023, homebuilding gross margin percentage, after cost of sales interest expense and land charges, was 19.6% compared with 21.5% in the prior fiscal year.

●

Homebuilding gross margin percentage, before cost of sales interest expense and land charges, was 24.5% in the fiscal 2023 fourth quarter compared with 24.2% in last year’s fourth quarter. For the year ended October 31, 2023, homebuilding gross margin percentage, before cost of sales interest expense and land charges, was 22.7% compared with 25.0% in the previous fiscal year.

●

Total SG&A was $80.8 million, or 9.1% of total revenues, in the fourth quarter of fiscal 2023 compared with $80.9 million, or 9.1% of total revenues, in the previous year’s fourth quarter. In fiscal 2023, total SG&A was $304.8 million, or 11.1% of total revenues, compared with $296.2 million, or 10.1% of total revenues, in the prior fiscal year.

●

Total interest expense as a percent of total revenues was 4.1% for the fourth quarter of fiscal 2023 compared with 4.4% for the fourth quarter of fiscal 2022. For the year ended October 31, 2023, total interest expense as a percent of total revenues was 4.9% compared with 4.5% in the previous fiscal year.

●

Income before income taxes for the fourth quarter of fiscal 2023 increased 32.7% to $121.4 million compared with $91.5 million in the fourth quarter of the prior fiscal year. For fiscal 2023, income before income taxes was $256.0 million compared with $319.8 million in the prior fiscal year.

●

Income before income taxes excluding land-related charges and loss on extinguishment of debt increased 38.4% to $143.6 million in the fourth quarter of fiscal 2023 compared with income before these items of $103.7 million in the fourth quarter of fiscal 2022. For fiscal 2023, income before income taxes excluding land-related charges and loss on extinguishment of debt was $283.1 million compared with income before these items of $340.6 million for fiscal 2022.

●

Net income was $97.3 million, or $13.05 per diluted common share, for the three months ended October 31, 2023, compared with net income of $55.6 million, or $7.24 per diluted common share, in the same period of the previous fiscal year. For fiscal 2023, net income was $205.9 million, or $26.88 per diluted common share, compared with net income of $225.5 million, or $29.00 per diluted common share, in fiscal 2022.

●

EBITDA increased 20.3% to $159.1 million for the fourth quarter of fiscal 2023 compared with $132.2 million for the fourth quarter of the prior year. For fiscal 2023, EBITDA was $399.7 million compared with $457.8 million in the prior year.

●

Adjusted EBITDA increased 25.5% to $181.2 million for the fourth quarter of fiscal 2023 compared with $144.4 million for the fourth quarter of the prior year. For fiscal 2023, adjusted EBITDA was $426.8 million compared with $478.7 million in the prior year.

●

Consolidated contracts in the fourth quarter of fiscal 2023 increased 55.8% to 938 homes ($564.1 million) compared with 602 homes ($343.7 million) in the same quarter last year. Contracts, including domestic unconsolidated joint ventures[1], for the three months ended October 31, 2023, increased 51.5% to 1,065 homes ($648.4 million) compared with 703 homes ($412.9 million) in the fourth quarter of fiscal 2022.

●

As of October 31, 2023, consolidated community count was 113 communities, compared with 102 communities at July 31, 2023 and 121 communities on October 31, 2022. Community count, including domestic unconsolidated joint ventures, was 129 as of October 31, 2023 compared with 122 communities at July 31, 2023 and 133 communities at the end of the prior year.

●

Consolidated contracts per community increased 66.0% year-over-year to 8.3 in the fourth quarter of fiscal 2023 compared with 5.0 contracts per community for the fourth quarter of fiscal 2022. Contracts per community, including domestic unconsolidated joint ventures, increased 56.6% to 8.3 in the three months ended October 31, 2023 compared with 5.3 contracts per community in the same quarter one year ago.

●

The dollar value of consolidated contract backlog, as of October 31, 2023, decreased 16.4% to $1.06 billion compared with $1.27 billion as of October 31, 2022. The dollar value of contract backlog, including domestic unconsolidated joint ventures, as of October 31, 2023, decreased 12.5% to $1.32 billion compared with $1.50 billion as of October 31, 2022.

●

The gross contract cancellation rate for consolidated contracts was 25% for the fourth quarter ended October 31, 2023 compared with 41% in the fiscal 2022 fourth quarter. The gross contract cancellation rate for contracts, including domestic unconsolidated joint ventures, was 24% for the fourth quarter of fiscal 2023 compared with 39% in the fourth quarter of the prior year.

(1)When we refer to “Domestic Unconsolidated Joint Ventures”, we are excluding results from our multi-community unconsolidated joint venture in the Kingdom of Saudi Arabia (KSA).

LIQUIDITY AND INVENTORY AS OF OCTOBER 31, 2023:

●

During the fourth quarter of fiscal 2023, land and land development spending was $219.6 million compared with $205.2 million in the same quarter one year ago. For fiscal 2023, land and land development spending was $679.3 million compared with $759.3 million for the previous year.

●

Total liquidity as of October 31, 2023 was $564.2 million, the highest level since the third quarter of fiscal 2009 and significantly above our targeted liquidity range of $170 million to $245 million.

●

In August of 2023, we redeemed $100 million principal amount of our 7.75% Senior Secured 1.125 Lien Notes due 2026, at a purchase price of $102.2 million, which included accrued and unpaid interest and in September 2023, we repurchased $45.0 million principal amount of our 10.0% Senior Secured 1.75 Lien Notes due 2025 at a purchase price of $46.7 million, which included accrued and unpaid interest.

●

In November 2023, in conjunction with the debt refinancing, discussed below, the Company retired an additional $113.5 million principal amount of its 10.00% Senior Secured 1.75 Lien Notes due 2025, at par plus accrued and unpaid interest, two years in advance of maturity. We have reduced our total debt by $704 million, or 40.2%, since the beginning of fiscal 2020.

●	In the fourth quarter of fiscal 2023, approximately 4,800 lots were put under option or acquired in 49 consolidated communities.

●

As of October 31, 2023, our total controlled consolidated lots were 31,726, an increase compared with both 31,518 lots at the end of the fourth quarter of the previous year and 29,487 lots at July 31, 2023. Based on trailing twelve-month deliveries, the current position equaled a 6.5 years’ supply.

●

Total homebuilding debt to capitalization as of October 31, 2023 was 66.3%, a significant improvement from 88.7% as of October 31, 2021. Net homebuilding debt to net capitalization as of October 31, 2023 was 54.9%, an even more significant improvement from 86.6% as of October 31, 2021.

DEBT REFINANCING:

●

The Company issued and sold in a private placement $225.0 million aggregate principal amount of new 8.0% Senior Secured 1.125 Lien Notes due 2028 and $430.0 million aggregate principal amount of new 11.75% Senior Secured 1.25 Lien Notes due 2029.

●

The Company redeemed with the proceeds from the new issuances all outstanding amounts of each series of its existing secured notes consisting of 7.75% Senior Secured 1.125 Lien Notes due 2026, 10.5% Senior Secured 1.25 Lien Notes due 2026, 11.25% Senior Secured 1.5 Lien Notes due 2026 and 10.0% Senior Secured 1.75 Lien Notes due 2025.

●

The Company entered into a Third Amendment to the Credit Agreement governing its $125 million secured revolving credit facility which, among other things, extended the final scheduled maturity thereof by two years to June 30, 2026.

●	Key benefits of the refinancing

o

Increased maturity runway: The transaction refinanced all of the Company’s secured debt maturing in fiscal 2026 and proactively extended these maturities until the fourth quarters of fiscal 2028 and fiscal 2029.

o	Nominal increase in interest incurred: Given the recent rise in interest rates, we are pleased that the transaction resulted in almost no increase in annual interest incurred.
o	Extended the revolver maturity: The transaction extended the maturity of the revolver, which was the nearest term maturity, from next fiscal year to the third quarter of fiscal 2026.

FINANCIAL GUIDANCE(2):

The Company is providing guidance for total revenues, adjusted homebuilding gross margin, adjusted income before income taxes and adjusted EBITDA for the first quarter of fiscal 2024. Financial guidance below assumes no adverse changes in current market conditions, including further deterioration in our supply chain or material increases in mortgage rates, inflation or cancellation rates, and excludes further impact to SG&A expenses from phantom stock expense related solely to stock price movements from the closing price of $69.48 on October 31, 2023.

For the first quarter of fiscal 2024, total revenues are expected to be between $525 million and $625 million, adjusted homebuilding gross margin is expected to be between 22.0% and 23.5%, adjusted income before income taxes is expected to be between $25 million and $40 million and adjusted EBITDA is expected to be between $55 million and $70 million.

(2)The Company cannot provide a reconciliation between its non-GAAP projections and the most directly comparable GAAP measures without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. These items include, but are not limited to, land-related charges, inventory impairments and land option write-offs and loss on extinguishment of debt, net. These items are uncertain, depend on various factors and could have a material impact on GAAP reported results.

COMMENTS FROM MANAGEMENT:

“We are thrilled with our operating results for the fourth quarter and the fiscal year, as they far exceeded our expectations at the onset of the year. Total revenues, adjusted EBITDA, adjusted income before income taxes, EPS, and book value per common share all exceeded the upper end of our guidance,” stated Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer. “Demand for new homes remains healthy and is supported by strong demographic trends, a resilient job market and a low supply of existing homes for sale. Our sales pace declined in the fourth quarter as mortgage rates rose and affordability worsened. However, we had an ample supply of QMI homes, which, when combined with rate buydowns through our mortgage company, allowed us to offer incentives to help make homes more affordable for our homebuyers. This led to a 66% year-over-year improvement in contracts per community for the quarter. We will continue to adjust incentives to maintain an acceptable sales pace. Fortunately, while sales slowed during the quarter, gross margins remained high, which helps absorb the higher cost of incentives and rate buy downs.”

“We ended the year with $564 million of total liquidity, which is more than twice the upper end of our target range. We refinanced over $600 million of secured debt, including $114 million from redemptions that occurred after year end, which extended the maturities from the first and second quarters of fiscal 2026 until the fourth quarters of fiscal 2028 and fiscal 2029. Our excess liquidity will allow us to further grow our land position and thus increase our community count, which should result in higher levels of profitability in future years. At the same time, our strong cash flow allows us to continue to strengthen our balance sheet. Given our rapidly growing book value and significant debt reductions, which benefited from enhanced cash flow that resulted from our deferred tax asset, we think it is appropriate to consider a variety of metrics, including return on equity, enterprise value to adjusted EBITDA, EBIT return on investment and price to earnings multiple, when establishing a fair value for our stock. As we look ahead, we are excited about our prospects given the strength of long-term fundamentals underlying the new home market.”

WEBCAST INFORMATION:

Hovnanian Enterprises will webcast its fiscal 2023 fourth quarter financial results conference call at 11:00 a.m. E.T. on Tuesday, December 5, 2023. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Past Events” section of the Investor Relations page on the Hovnanian website at http://www.khov.com. The archive will be available for 12 months.

ABOUT HOVNANIAN ENTERPRISES, INC.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Matawan, New Jersey and, through its subsidiaries, is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia and West Virginia. The Company’s homes are marketed and sold under the trade name K. Hovnanian® Homes. Additionally, the Company’s subsidiaries, as developers of K. Hovnanian’s® Four Seasons communities, make the Company one of the nation’s largest builders of active lifestyle communities.

Additional information on Hovnanian Enterprises, Inc. can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail list, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairments and land option write-offs and loss on extinguishment of debt, net (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (“GAAP”) financial measures. The most directly comparable GAAP financial measure is net income. The reconciliation for historical periods of EBIT, EBITDA and Adjusted EBITDA to net income is presented in a table attached to this earnings release.

Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively. The reconciliation for historical periods of homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, to homebuilding gross margin and homebuilding gross margin percentage, respectively, is presented in a table attached to this earnings release.

Adjusted income before income taxes, which is defined as income before income taxes excluding land-related charges and loss on extinguishment of debt, net is a non-GAAP financial measure. The most directly comparable GAAP financial measure is income before income taxes. The reconciliation for historical periods of adjusted income before income taxes to income before income taxes is presented in a table attached to this earnings release.

Net homebuilding debt to net capitalization ratio is a non-GAAP financial measure we calculate by dividing (i) nonrecourse mortgages secured by inventory, net of debt issuance costs and senior notes and credit facilities (net of discounts, premiums and debt issuance costs), net of cash and cash equivalents (“net homebuilding debt”), by (ii) the sum of net homebuilding debt and total equity (“net capitalization”). Because we use the ratio of net homebuilding debt to net capitalization to evaluate our performance against other companies in the homebuilding industry, we believe this measure is also relevant and useful to investors for that reason. The calculation of net homebuilding debt to net capitalization ratio is presented in a table attached to this earnings release.

Total liquidity is comprised of $434.1 million of cash and cash equivalents, $5.1 million of restricted cash required to collateralize letters of credit and $125.0 million availability under the senior secured revolving credit facility as of October 31, 2023.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods and statements regarding demand for homes, mortgage rates, inflation, supply chain issues, customer incentives and underlying factors. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of a significant homebuilding downturn; (2) shortages in, and price fluctuations of, raw materials and labor, including due to geopolitical events, changes in trade policies, including the imposition of tariffs and duties on homebuilding materials and products and related trade disputes with and retaliatory measures taken by other countries; (3) fluctuations in interest rates and the availability of mortgage financing, including as a result of instability in the banking sector; (4) adverse weather and other environmental conditions and natural disasters; (5) the seasonality of the Company’s business; (6) the availability and cost of suitable land and improved lots and sufficient liquidity to invest in such land and lots; (7) reliance on, and the performance of, subcontractors; (8) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (9) increases in cancellations of agreements of sale; (10) increases in inflation; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) legal claims brought against us and not resolved in our favor, such as product liability litigation, warranty claims and claims made by mortgage investors; (13) levels of competition; (14) utility shortages and outages or rate fluctuations; (15) information technology failures and data security breaches; (16) negative publicity; (17) high leverage and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (18) availability and terms of financing to the Company; (19) the Company’s sources of liquidity; (20) changes in credit ratings; (21) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (22) operations through unconsolidated joint ventures with third parties; (23) significant influence of the Company’s controlling stockholders; (24) availability of net operating loss carryforwards; (25) loss of key management personnel or failure to attract qualified personnel; (26) public health issues such as major epidemic or pandemic; and (27) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2022 and the Company’s Quarterly Reports on Form 10-Q for the quarterly periods during fiscal 2023 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Hovnanian Enterprises, Inc.
October 31, 2023
Statements of consolidated operations
(In thousands, except per share data)

	Three Months Ended		Year Ended
	October 31,		October 31,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Total revenues	$887,032	$886,788	$2,756,016	$2,922,231
Costs and expenses (1)	766,276	800,422	2,517,587	2,624,716
Loss on extinguishment of debt, net	(21,556)	-	(25,638)	(6,795)
Income from unconsolidated joint ventures	22,191	5,114	43,160	29,033
Income before income taxes	121,391	91,480	255,951	319,753
Income tax provision	24,126	35,847	50,060	94,263
Net income	97,265	55,633	205,891	225,490
Less: preferred stock dividends	2,668	2,668	10,675	10,675
Net income available to common stockholders	$94,597	$52,965	$195,216	$214,815

Per share data:
Basic:
Net income per common share	$13.98	$7.55	$28.76	$30.31
Weighted average number of common shares outstanding	6,317	6,478	6,230	6,437
Assuming dilution:
Net income per common share	$13.05	$7.24	$26.88	$29.00
Weighted average number of common shares outstanding	6,764	6,750	6,666	6,728

(1) Includes inventory impairments and land option write-offs.

Hovnanian Enterprises, Inc.
October 31, 2023
Reconciliation of income before income taxes excluding land-related charges and loss on extinguishment of debt, net to income before income taxes
(In thousands)

	Three Months Ended		Year Ended
	October 31,		October 31,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Income before income taxes	$121,391	$91,480	$255,951	$319,753
Inventory impairments and land option write-offs	614	12,239	1,536	14,076
Loss on extinguishment of debt, net	21,556	-	25,638	6,795
Income before income taxes excluding land-related charges and loss on extinguishment of debt, net (1)	$143,561	$103,719	$283,125	$340,624

(1) Income before income taxes excluding land-related charges and loss on extinguishment of debt, net is a non-GAAP financial measure. The most directly comparable GAAP financial measure is income before income taxes.

Hovnanian Enterprises, Inc.
October 31, 2023
Gross margin
(In thousands)

	Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended		Year Ended
	October 31,		October 31,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Sale of homes	$829,733	$866,611	$2,630,457	$2,840,454
Cost of sales, excluding interest expense and land charges (1)	626,424	656,805	2,032,136	2,131,208
Homebuilding gross margin, before cost of sales interest expense and land charges (2)	203,309	209,806	598,321	709,246
Cost of sales interest expense, excluding land sales interest expense	25,101	27,343	79,894	85,198
Homebuilding gross margin, after cost of sales interest expense, before land charges (2)	178,208	182,463	518,427	624,048
Land charges	614	12,239	1,536	14,076
Homebuilding gross margin	$177,594	$170,224	$516,891	$609,972

Homebuilding gross margin percentage	21.4%	19.6%	19.6%	21.5%
Homebuilding gross margin percentage, before cost of sales interest expense and land charges (2)	24.5%	24.2%	22.7%	25.0%
Homebuilding gross margin percentage, after cost of sales interest expense, before land charges (2)	21.5%	21.1%	19.7%	22.0%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Year Ended
	October 31,		October 31,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Land and lot sales	$32,175	$15	$48,217	$16,202
Cost of sales, excluding interest (1)	10,724	83	20,664	5,855
Land and lot sales gross margin, excluding interest and land charges	21,451	(68)	27,553	10,347
Land and lot sales interest expense	-	21	926	42
Land and lot sales gross margin, including interest	$21,451	$(89)	$26,627	$10,305

(1) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Consolidated Statements of Operations.

(2) Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively.

Hovnanian Enterprises, Inc.
October 31, 2023
Reconciliation of adjusted EBITDA to net income
(In thousands)

	Three Months Ended		Year Ended
	October 31,		October 31,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Net income	$97,265	$55,633	$205,891	$225,490
Income tax provision	24,126	35,847	50,060	94,263
Interest expense	36,087	39,265	134,902	132,583
EBIT (1)	157,478	130,745	390,853	452,336
Depreciation and amortization	1,575	1,448	8,798	5,457
EBITDA (2)	159,053	132,193	399,651	457,793
Inventory impairments and land option write-offs	614	12,239	1,536	14,076
Loss on extinguishment of debt, net	21,556	-	25,638	6,795
Adjusted EBITDA (3)	$181,223	$144,432	$426,825	$478,664

Interest incurred	$32,873	$34,725	$136,535	$134,024

Adjusted EBITDA to interest incurred	5.51	4.16	3.13	3.57

(1) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. EBIT represents earnings before interest expense and income taxes.

(2) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(3) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization and inventory impairments and land option write-offs and loss on extinguishment of debt, net.

Hovnanian Enterprises, Inc.
October 31, 2023
Interest incurred, expensed and capitalized
(In thousands)

	Three Months Ended		Year Ended
	October 31,		October 31,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Interest capitalized at beginning of period	$55,274	$64,140	$59,600	$58,159
Plus: interest incurred	32,873	34,725	136,535	134,024
Less: interest expensed	(36,087)	(39,265)	(134,902)	(132,583)
Less: interest contributed to unconsolidated joint venture (1)	-	-	(9,456)	-
Plus: interest acquired from unconsolidated joint venture (2)	-	-	283	-
Interest capitalized at end of period (3)	$52,060	$59,600	$52,060	$59,600

(1) Represents capitalized interest which was included as part of the assets contributed to joint ventures the company entered into during the year ended October 31, 2023. There was no impact to the Consolidated Statement of Operations as a result of these transactions.

(2) Represents capitalized interest which was included as part of the assets purchased from a joint venture the company closed out during the year ended October 31, 2023. There was no impact to the Consolidated Statement of Operations as a result of this transaction.

(3) Capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

Hovnanian Enterprises, Inc.
October 31, 2023
Net Homebuilding Debt to Net Capitalization Reconciliation
(In thousands)

	Year Ended
	October 31,
	2023	2021
	(Unaudited)
Nonrecourse mortgages secured by inventory, net of debt issuance costs	$91,539	$125,089
Senior notes and credit facilities (net of discounts, premiums and debt issuance costs)	1,051,491	1,248,373
Total homebuilding debt	$1,143,030	$1,373,462
Total equity	581,736	174,897
Total capitalization	$1,724,766	$1,548,359

Total homebuilding debt to capitalization	66.3%	88.7%

Total homebuilding debt	$1,143,030	$1,373,462
Cash and cash equivalents	434,119	245,970
Net homebuilding debt	$708,911	$1,127,492
Total equity	$581,736	$174,897
Net capitalization	$1,290,647	$1,302,389

Net homebuilding debt to net capitalization	54.9%	86.6%

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	October 31,	October 31,
	2023	2022

ASSETS
Homebuilding:
Cash and cash equivalents	$434,119	$326,198
Restricted cash and cash equivalents	8,431	13,382
Inventories:
Sold and unsold homes and lots under development	998,841	1,058,183
Land and land options held for future development or sale	125,587	152,406
Consolidated inventory not owned	224,758	308,595
Total inventories	1,349,186	1,519,184
Investments in and advances to unconsolidated joint ventures	97,886	74,940
Receivables, deposits and notes, net	27,982	37,837
Property and equipment, net	33,946	25,819
Prepaid expenses and other assets	69,886	63,884
Total homebuilding	2,021,436	2,061,244

Financial services	168,671	155,993

Deferred tax assets, net	302,833	344,793
Total assets	$2,492,940	$2,562,030

LIABILITIES AND EQUITY
Homebuilding:
Nonrecourse mortgages secured by inventory, net of debt issuance costs	$91,539	$144,805
Accounts payable and other liabilities	415,480	439,952
Customers’ deposits	51,419	74,020
Liabilities from inventory not owned, net of debt issuance costs	124,254	202,492
Senior notes and credit facilities (net of discounts, premiums and debt issuance costs)	1,051,491	1,146,547
Accrued interest	26,926	32,415
Total homebuilding	1,761,109	2,040,231

Financial services	148,181	135,581

Income taxes payable	1,861	3,167
Total liabilities	1,911,151	2,178,979

Equity:
Hovnanian Enterprises, Inc. stockholders' equity:
Preferred stock, $0.01 par value - authorized 100,000 shares; issued and outstanding 5,600 shares with a liquidation preference of $140,000 at October 31, 2023 and October 31, 2022	135,299	135,299
Common stock, Class A, $0.01 par value - authorized 16,000,000 shares; issued 6,247,308 shares at October 31, 2023 and 6,159,886 shares at October 31, 2022	62	62
Common stock, Class B, $0.01 par value (convertible to Class A at time of sale) - authorized 2,400,000 shares; issued 776,750 shares at October 31, 2023 and 733,374 shares at October 31, 2022	8	7
Paid in capital - common stock	735,946	727,663
Accumulated deficit	(157,197)	(352,413)
Treasury stock - at cost – 901,379 shares of Class A common stock at October 31, 2023 and 782,901 shares at October 31, 2022; 27,669 shares of Class B common stock at October 31, 2023 and October 31, 2022	(132,382)	(127,582)
Total Hovnanian Enterprises, Inc. stockholders’ equity	581,736	383,036
Noncontrolling interest in consolidated joint ventures	53	15
Total equity	581,789	383,051
Total liabilities and equity	$2,492,940	$2,562,030

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands Except Per Share Data)

(Unaudited)

	Three Months Ended October 31,		Years Ended October 31,
	2023	2022	2023	2022

Revenues:
Homebuilding:
Sale of homes	$829,733	$866,611	$2,630,457	$2,840,454
Land sales and other revenues	38,227	2,185	65,471	20,237
Total homebuilding	867,960	868,796	2,695,928	2,860,691
Financial services	19,072	17,992	60,088	61,540
Total revenues	887,032	886,788	2,756,016	2,922,231

Expenses:
Homebuilding:
Cost of sales, excluding interest	637,148	656,888	2,052,800	2,137,063
Cost of sales interest	25,101	27,364	80,820	85,240
Inventory impairment loss and land option write-offs	614	12,239	1,536	14,076
Total cost of sales	662,863	696,491	2,135,156	2,236,379
Selling, general and administrative	55,488	54,126	201,578	193,536
Total homebuilding expenses	718,351	750,617	2,336,734	2,429,915

Financial services	11,173	10,437	40,723	42,419
Corporate general and administrative	25,262	26,725	103,196	102,618
Other interest	10,986	11,901	54,082	47,343
Other expense (income), net (1)	504	742	(17,148)	2,421
Total expenses	766,276	800,422	2,517,587	2,624,716
Loss on extinguishment of debt, net	(21,556)	-	(25,638)	(6,795)
Income from unconsolidated joint ventures	22,191	5,114	43,160	29,033
Income before income taxes	121,391	91,480	255,951	319,753
State and federal income tax provision:
State	445	22,684	3,239	34,199
Federal	23,681	13,163	46,821	60,064
Total income taxes	24,126	35,847	50,060	94,263
Net income	97,265	55,633	205,891	225,490
Less: preferred stock dividends	2,668	2,668	10,675	10,675
Net income available to common stockholders	$94,597	$52,965	$195,216	$214,815

Per share data:
Basic:
Net income per common share	$13.98	$7.55	$28.76	$30.31
Weighted-average number of common shares outstanding	6,317	6,478	6,230	6,437
Assuming dilution:
Net income per common share	$13.05	$7.24	$26.88	$29.00
Weighted-average number of common shares outstanding	6,764	6,750	6,666	6,728

(1)	Includes gain on consolidation of a joint venture of $19.1 million for the year ended October 31, 2023.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)

		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		October 31,			October 31,			October 31,
		2023	2022	% Change	2023	2022	% Change	2023	2022	% Change
Northeast
(DE, IL, MD, NJ, OH, VA, WV)	Home	355	232	53.0%	532	618	(13.9)%	617	850	(27.4)%
	Dollars	$251,558	$145,816	72.5%	$309,935	$363,260	(14.7)%	$420,100	$464,173	(9.5)%
	Avg. Price	$708,614	$628,517	12.7%	$582,585	$587,799	(0.9)%	$680,875	$546,086	24.7%
Southeast
(FL, GA, SC)	Home	136	176	(22.7)%	231	248	(6.9)%	615	502	22.5%
	Dollars	$75,170	$86,248	(12.8)%	$123,942	$123,378	0.5%	$304,251	$310,889	(2.1)%
	Avg. Price	$552,721	$490,045	12.8%	$536,545	$497,492	7.9%	$494,717	$619,301	(20.1)%
West
(AZ, CA, TX)	Home	447	194	130.4%	754	733	2.9%	592	834	(29.0)%
	Dollars	$237,361	$111,616	112.7%	$395,856	$379,973	4.2%	$336,263	$493,617	(31.9)%
	Avg. Price	$531,009	$575,340	(7.7)%	$525,008	$518,381	1.3%	$568,012	$591,867	(4.0)%
Consolidated Total
	Home	938	602	55.8%	1,517	1,599	(5.1)%	1,824	2,186	(16.6)%
	Dollars	$564,089	$343,680	64.1%	$829,733	$866,611	(4.3)%	$1,060,614	$1,268,679	(16.4)%
	Avg. Price	$601,374	$570,897	5.3%	$546,956	$541,971	0.9%	$581,477	$580,366	0.2%
Unconsolidated Joint Ventures (2)
(Excluding KSA JV)	Home	127	101	25.7%	196	180	8.9%	372	311	19.6%
	Dollars	$84,273	$69,190	21.8%	$144,004	$114,633	25.6%	$255,639	$235,777	8.4%
	Avg. Price	$663,567	$685,050	(3.1)%	$734,714	$636,850	15.4%	$687,202	$758,125	(9.4)%
Grand Total
	Home	1,065	703	51.5%	1,713	1,779	(3.7)%	2,196	2,497	(12.1)%
	Dollars	$648,362	$412,870	57.0%	$973,737	$981,244	(0.8)%	$1,316,253	$1,504,456	(12.5)%
	Avg. Price	$608,791	$587,296	3.7%	$568,440	$551,571	3.1%	$599,387	$602,505	(0.5)%

KSA JV Only
	Home	1	4	(75.0)%	2,176	0	0.0%	50	2,213	(97.7)%
	Dollars	$147	$606	(75.7)%	$341,318	$0	0.0%	$8,124	$347,420	(97.7)%
	Avg. Price	$147,000	$151,500	(3.0)%	$156,856	$0	0.0%	$162,480	$156,991	3.5%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)

		Contracts (1)			Deliveries			Contract
		Years Ended			Years Ended			Backlog
		October 31,			October 31,			October 31,
		2023	2022	% Change	2023	2022	% Change	2023	2022	% Change
Northeast (2) (3)
(DE, IL, MD, NJ, OH, VA, WV)	Home	1,445	1,460	(1.0)%	1,618	1,895	(14.6)%	617	850	(27.4)%
	Dollars	$937,153	$857,240	9.3%	$933,156	$1,068,098	(12.6)%	$420,100	$464,173	(9.5)%
	Avg. Price	$648,549	$587,151	10.5%	$576,734	$563,640	2.3%	$680,875	$546,086	24.7%
Southeast (3)
(FL, GA, SC)	Home	948	731	29.7%	776	650	19.4%	615	502	22.5%
	Dollars	$445,970	$412,975	8.0%	$419,656	$323,511	29.7%	$304,251	$310,889	(2.1)%
	Avg. Price	$470,432	$564,945	(16.7)%	$540,794	$497,709	8.7%	$494,717	$619,301	(20.1)%
West (3)
(AZ, CA, TX)	Home	2,254	2,286	(1.4)%	2,484	2,993	(17.0)%	592	834	(29.0)%
	Dollars	$1,126,011	$1,200,211	(6.2)%	$1,277,645	$1,448,845	(11.8)%	$336,263	$493,617	(31.9)%
	Avg. Price	$499,561	$525,027	(4.9)%	$514,350	$484,078	6.3%	$568,012	$591,867	(4.0)%
Consolidated Total
	Home	4,647	4,477	3.8%	4,878	5,538	(11.9)%	1,824	2,186	(16.6)%
	Dollars	$2,509,134	$2,470,426	1.6%	$2,630,457	$2,840,454	(7.4)%	$1,060,614	$1,268,679	(16.4)%
	Avg. Price	$539,947	$551,804	(2.1)%	$539,249	$512,902	5.1%	$581,477	$580,366	0.2%
Unconsolidated Joint Ventures
(Excluding KSA JV) (2) (3) (4)	Home	525	488	7.6%	595	552	7.8%	372	311	19.6%
	Dollars	$357,456	$337,775	5.8%	$424,335	$343,617	23.5%	$255,639	$235,777	8.4%
	Avg. Price	$680,869	$692,162	(1.6)%	$713,168	$622,495	14.6%	$687,202	$758,125	(9.4)%
Grand Total
	Home	5,172	4,965	4.2%	5,473	6,090	(10.1)%	2,196	2,497	(12.1)%
	Dollars	$2,866,590	$2,808,201	2.1%	$3,054,792	$3,184,071	(4.1)%	$1,316,253	$1,504,456	(12.5)%
	Avg. Price	$554,252	$565,599	(2.0)%	$558,157	$522,836	6.8%	$599,387	$602,505	(0.5)%

KSA JV Only
	Home	13	300	(95.7)%	2,176	0	0.0%	50	2,213	(97.7)%
	Dollars	$2,022	$47,036	(95.7)%	$341,318	$0	0.0%	$8,124	$347,420	(97.7)%
	Avg. Price	$155,538	$156,787	(0.8)%	$156,856	$0	0.0%	$162,480	$156,991	3.5%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Reflects the reclassification of 38 homes and $32.3 million of contract backlog as of April 30, 2023 from the unconsolidated joint ventures to the consolidated Northeast segment. This is related to the assets and liabilities acquired from a joint venture the company closed out during the three months ended April 30, 2023.

(3) Reflects the reclassification of 90 homes and $73.7 million, 59 homes and $33.0 million, and 12 homes and $5.7 million of contract backlog from the consolidated Northeast, Southeast and West segments, respectively, to unconsolidated joint ventures as of July 31, 2023. This is related to the assets and liabilities contributed to a joint venture by the company during the three months ended July 31, 2023.

(4) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)

		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		October 31,			October 31,			October 31,
		2023	2022	% Change	2023	2022	% Change	2023	2022	% Change
Northeast
(Unconsolidated Joint Ventures)	Home	61	67	(9.0)%	99	81	22.2%	160	172	(7.0)%
(Excluding KSA JV)	Dollars	$45,261	$46,714	(3.1)%	$78,491	$55,740	40.8%	$121,561	$125,004	(2.8)%
(DE, IL, MD, NJ, OH, VA, WV)	Avg. Price	$741,984	$697,224	6.4%	$792,838	$688,148	15.2%	$759,756	$726,767	4.5%
Southeast
(Unconsolidated Joint Ventures)	Home	49	31	58.1%	73	67	9.0%	186	129	(7.0)%
(FL, GA, SC)	Dollars	$29,476	$20,693	42.4%	$52,360	$41,979	24.7%	$119,857	$105,428	(2.8)%
	Avg. Price	$601,551	$667,516	(9.9)%	$717,260	$626,552	14.5%	$644,392	$817,271	4.5%
West
(Unconsolidated Joint Ventures)	Home	17	3	466.7%	24	32	(25.0)%	26	10	(7.0)%
(AZ, CA, TX)	Dollars	$9,536	$1,782	435.1%	$13,153	$16,914	(22.2)%	$14,221	$5,345	(2.8)%
	Avg. Price	$560,941	$594,000	(5.6)%	$548,042	$528,563	3.7%	$546,962	$534,500	4.5%
Unconsolidated Joint Ventures (2)
(Excluding KSA JV)	Home	127	101	25.7%	196	180	8.9%	372	311	(7.0)%
	Dollars	$84,273	$69,190	21.8%	$144,004	$114,633	25.6%	$255,639	$235,777	(2.8)%
	Avg. Price	$663,567	$685,050	(3.1)%	$734,714	$636,850	15.4%	$687,202	$758,125	4.5%

KSA JV Only
	Home	1	4	(75.0)%	2,176	0	0.0%	50	2,213	(7.0)%
	Dollars	$147	$606	(75.7)%	$341,318	$0	0.0%	$8,124	$347,420	(2.8)%
	Avg. Price	$147,000	$151,500	(3.0)%	$156,856	$0	0.0%	$162,480	$156,991	4.5%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)

		Contracts (1)			Deliveries			Contract
		Years Ended			Years Ended			Backlog
		October 31,			October 31,			October 31,
		2023	2022	% Change	2023	2022	% Change	2023	2022	% Change
Northeast (2) (3)
(Unconsolidated Joint Ventures)	Home	234	255	(8.2)%	306	209	46.4%	160	172	(7.0)%
(Excluding KSA JV)	Dollars	$178,235	$181,777	(1.9)%	$229,747	$143,571	60.0%	$121,561	$125,004	(2.8)%
(DE, IL, MD, NJ, OH, VA, WV)	Avg. Price	$761,688	$712,851	6.9%	$750,807	$686,943	9.3%	$759,756	$726,767	4.5%
Southeast (3)
(Unconsolidated Joint Ventures)	Home	219	160	36.9%	221	242	(8.7)%	186	129	44.2%
(FL, GA, SC)	Dollars	$139,492	$117,800	18.4%	$158,014	$150,143	5.2%	$119,857	$105,428	13.7%
	Avg. Price	$636,950	$736,250	(13.5)%	$714,995	$620,426	15.2%	$644,392	$817,271	(21.2)%
West (3)
(Unconsolidated Joint Ventures)	Home	72	73	(1.4)%	68	101	(32.7)%	26	10	160.0%
(AZ, CA, TX)	Dollars	$39,729	$38,198	4.0%	$36,574	$49,903	(26.7)%	$14,221	$5,345	166.1%
	Avg. Price	$551,792	$523,260	5.5%	$537,853	$494,089	8.9%	$546,962	$534,500	2.3%
Unconsolidated Joint Ventures
(Excluding KSA JV) (2) (3) (4)	Home	525	488	7.6%	595	552	7.8%	372	311	19.6%
	Dollars	$357,456	$337,775	5.8%	$424,335	$343,617	23.5%	$255,639	$235,777	8.4%
	Avg. Price	$680,869	$692,162	(1.6)%	$713,168	$622,495	14.6%	$687,202	$758,125	(9.4)%

KSA JV Only
	Home	13	300	(95.7)%	2,176	0	0.0%	50	2,213	(97.7)%
	Dollars	$2,022	$47,036	(95.7)%	$341,318	$0	0.0%	$8,124	$347,420	(97.7)%
	Avg. Price	$155,538	$156,787	(0.8)%	$156,856	$0	0.0%	$162,480	$156,991	3.5%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Reflects the reclassification of 38 homes and $32.3 million of contract backlog as of April 30, 2023 from the unconsolidated joint ventures to the consolidated Northeast segment. This is related to the assets and liabilities acquired from a joint venture the company closed out during the three months ended April 30, 2023.

(3) Reflects the reclassification of 90 homes and $73.7 million, 59 homes and $33.0 million, and 12 homes and $5.7 million of contract backlog from the consolidated Northeast, Southeast and West segments, respectively, to unconsolidated joint ventures as of July 31, 2023. This is related to the assets and liabilities contributed to a joint venture by the company during the three months ended July 31, 2023.

(4) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.